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                                Exhibit 10.13
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                          MARQUETTE ELECTRONICS, INC.
                      MANAGEEM DEFERRED COMPENSATION PLAN

I. NAME AND PURPOSE
The name of this plan is the Marquette Electronics, Inc. Management Deferred Compensation Plan (the "Plan"). Its purpose is to provide certain employees employed by Marquette Electronics, Inc. (the "Company") with the annual opportunity to defer all or part of the base salary and/or bonus otherwise payable to them as employees by the Company during a designated year of employment.

II.  EFFECTIVE DATE
The Plan shall be effective as of October 15, 1995.

III. PARTICIPANTS
Employees eligible to participate in this deferred compensation plan shall be selected by the Board of Directors of Marquette Electronics, Inc. from key management employees of the Company.

IV. ELECTION OF DEFERRAL(A) Each participant shall be entitled to make an annual irrevocable election (in the form of Exhibit A hereto), as specified in Section VII, to defer receipt of a portion of the base salary and/or bonus otherwise payable by the Company to the employee for the designated year of employment commencing January 1 of such year.
(B) Each such election shall include an irrevocable election as to the period of deferral, which deferral period may not end earlier than January 1 of the year following the designated year of employment or later than January 1 of the year that is 10 years subsequent to the designated year of employment and which deferral period shall end on the last day of a month.
(C) Each participant shall be entitled to make a subsequent irrevocable election (in the form of Exhibit B hereto) to extend the deferral period defined in (B) above. Such subsequent election must be made at least 2 full years prior to the end of the originally scheduled deferral period.

V.   DEFERRED COMPENSATION ACCOUNTS
A separate account shall be established and maintained for each Participant, which account shall reflect the bonus deferred pursuant hereto, and specified in the applicable election form, by such Participant, and all earnings credited thereto from time to time. Each Participant's account balance shall be credited (debited) quarterly with earnings (losses) as of the end of each calendar quarter, with the first such credit being made as of March 31 of such employment year. In the event a Participant's account balance is distributed other than at the end of any calendar quarter, he shall be credited (debited) with earnings (losses) thereon from the end of the immediately preceding calendar quarter to the date of distribution. No earnings (losses) shall be credited (debited) to a Participant's account after the distribution of such Participant's account balance.

VI.  METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION
(A) No distribution of a Participant's base salary and/or bonus deferred pursuant hereto, or of any interest credited thereon, may be made except as provided in this Section VI.
(B) Subject to the provision of Section VIII, base salary and/or bonus deferred pursuant hereto, plus any interest credited thereon, shall be payable only in the manner specified in the applicable election form at the time selected by the Participant in accordance with Section IV above.


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(C) A Participant may request a distribution due to an unforeseeable emergency by submitting a written request to the Company accompained by evidence to demonstrate that the circumstances being experienced qualify as an unforeseeable emergency. The Company shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a hardship distribution due to an unforeseeable emergency is approved, the distribution is limited to an amount sufficient to meet emergency. The allowed distribution shall be payable in a method determined by the Company as soon as possible after approval of such distribution.
(D) A Participant who has commenced receiving installment payments under the Plan may request acceleration of such payments in the event of an unforeseeable emergency. The Company may permit accelerated payments to the extent such accelerated payment does not exceed the amount necessary to meet the emergency.

VII. MANNER OF ELECTING DEFERRAL
A Participant may elect to defer the base salary and/or bonus otherwise payable to him for the designated year of employment by giving written notice to Marquette Electronics, Inc. which notice must be received by Marquette Electronics, Inc. prior to December 15 of the year previous to the designated year of employment and be in the form of Exhibit A hereto (and otherwise in accordance with the Plan) and set forth the Participant's irrevocable election as to:
(A) The percentage of the Participant's base salary and/or bonus for such period to be deferred (which percentage must be between 0% and 100% of the Participant's base salary and/or bonus); and
(B) The period of deferral (which may not end earlier than January 1 of the year following the year of employment or later than January 1 of the year which is 10 years subsequent to the designated year of employment and which must end on the last day of a month).

VIII. DISTRIBUTION UPON DEATH
If any Participant dies before receiving all amounts credited to his account, the unpaid amounts in the Participant's account shall be paid to the Participant's surviving spouse or, if the Participant has no surviving spouse, to the Participant's estate, with that payment to be made at the time selected by the Participant in accordance with Section IV (B) above. However, if not so selected by the Participant, the Company may allow a Participant's surviving spouse to request a lump sum distribution of the Participant's account balance within 60 days of the time of death. Notwithstanding the foregoing, if a Participant's spouse fails to survive the Participant by at least ten days, that spouse shall be deemed to have predeceased the Participant for purposes hereof.

IX. BENEFIT PLANS
The amount of each Participant's base salary and/or bonus which he elects to defer under the Plan shall not be deemed to be compensation for the purpose of calculating the amount of a Participant's benefits or contributions under a pension plan or retirement plan (qualified under Section 401(a) of the Internal Revenue Code), the amount of life insurance payable under any life insurance plan established or maintained by the Company, or the amount of any disability benefit payments payable under any disability plan established or maintained by the Company, except to the extent specifically provided in any such plan.

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X. PARTICIPANT'S RIGHTS
Establishment of the Plan shall not be construed as giving any Participant the right to be retained in the Company's service or employ or the right to receive any benefits not specifically provided by the Plan. A Participant shall not have any interest in the base salary and/or bonus deferred or interest credited to his account until such account is distributed in accordance with the Plan. All base salary and/or bonus deferred or otherwise held for the account of a Participant under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred or otherwise held for the account of a Participant, the Participant is merely a general creditor of the Company, and the obligation of the Company hereunder is purely contractual and shall not be funded or secured in any way.

XI. NON-ALIENABILITY AND NON TRANSFERABILITY
The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against his account. No account shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any relative of any Participant.

XII. ADMINISTRATION
The Administrator of this Plan shall be the Company except as otherwise determined by the Company. The Company shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions hereof. Any decision or interpretation of any provision of the Plan adopted by the Company shall be final and conclusive.

XIII. INVESTMENTS
A participant may request that his deferred base salary and/or bonus be allocated among the available investment options established by the Administrator. The initial allocation request shall be made at the time of enrollment. Once made, an investment allocation request shall remain in effect until changed by the Participant. A Participant may change his investment allocation by submitting a written request to the Administrator on such form as may be required by the Administrator. Such changes shall become effective as soon as administratively feasible after the Administrator receives such written request. Although the Administrator intends to invest according to the Participant's requests, it reserves the right to invest deferrals without regard to such requests.

XIV. AMENDMENT AND TERMINATION
The Plan may, at any time or from time to time, be amended, modified or terminated by the Company. However, no amendment, modification or termination of the Plan shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts then accrued in his account.

XV. GENERAL PROVISIONS
(A) Controlling Law. Except to the extent superseded by federal law, the laws of the State of Wisconsin shall be controlling in all matters relating to the Plan, including construction and performance hereof.
(B) Captions. The captions of Sections and paragraphs of this Plan are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

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(C) Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Company, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Company may select, and any such payment shall be deemed to be payment for such person's account and shall be a complete discharge of all liability of the Company with respect to the amount so paid.
(D) Withholding Payroll Taxes. To the extent required by the laws in effect at the time compensation or deferred compensation payments are made, the Company shall withhold from such compensation, or from deferred compensation payments made hereunder, any taxes required to be withheld for federal, state or local government purposes.
(E) Administrative Expenses. All expense of administering the Plan shall be borne by the Company and no part thereof shall be charged against any Participant's account or any amounts distributable hereunder.
(F) Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.
(G) Except as otherwise expressly provided herein no officer, employee, or agent of the Company, shall have any liability to any person, firm, or corporation based on or arising out of the Plan except in the case of gross negligence or fraud.

XVI. UNFUNDED STATUS OF THE PLAN
Any and all payments made to the Participant pursuant to the Plan shall be made only from the general assets of the Company. A rabbi trust may be established by the Company to assist in the meeting of its liabilities under the Plan. Any assets held by the rabbi trust consisting of any amounts of compensation deferred under the Plan, any property and rights purchased with such amounts and any income attributable to such amounts of property or rights shall remain (until made available to the Participant or Beneficiary) solely the property and rights of the Company and shall be subject to the claims of the Company's general creditors.

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                                                                       Exhibit A

                         NOTICE OF ELECTION

TO: The Secretary of Marquette Electronics, Inc.


In accordance with the provisions of the Marquette Electronics, Inc. Management Deferred Compensation Plan, I hereby elect to defer the portion of the base salary and/or bonus specified below that would otherwise be payable to me for services as an employee of Marquette Electronics, Inc. for the period beginning January 1, 1996 and ending December 31, 1996, with such deferral to be for the period specified below.

Deferral Election for Base Salary and/or Bonus:

 (1) Percent of Base Salary Deferred________% (Percentage must be between 0% and 100%)
     The percentage shown for base salary to be deferred will apply to each payment of such base salary otherwise payable to me for the period beginning January 1, 1996 and ending December 31, 1996.

 (2) Percent of Bonus Deferred_______% (Percentage must be between 0% and 100%)

 (3) Deferred until_____________ 19____ (Date may be no earlier than January 1, 1997 and no later than January 1, 2006 and must be on the last day of a month.)

 (4) Deferred compensation should be paid out in the following manner:
           Lump sum payment
     -----
           Equal annual installments over 3 years
     -----
           Equal annual installments over 5 years
     -----
           Equal annual installments over 10 years
     -----

 (5) Preference for investment of deferred compensation (all percentages must be a multiple of 5%):
           Vanguard Money Market Prime Fund
     -----
           PIMCo Total Return Fund
     -----
           Vanguard Index 500 Fund
     -----
           IAI Emerging Growth Fund
     -----
           T. Rowe Price International Stock Fund
     -----
           "Conservative" Equity Allocation
     -----
           "Aggressive" Equity Allocation
     -----

     100%  Total (must equal 100%)
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     This election is irrevocable and is subject to the terms of the Plan.


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     Participant's Signature                                     Date


     Received on the _____ day of 1995, on behalf of Marquette Electronics, Inc.

     By:
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